JENKENS & GILCHRIST PARKER CHAPIN LLP

                            The Chrysler Building             Austin, Texas
                             405 Lexington Avenue            (512) 499-3800
                           New York, New York 10174         Chicago, Illinois
                                                             (312) 425-3900
                                (212) 704-6000                Dallas, Texas
                           Facsimile (212) 704-6288          (214) 855-4500
                                                             Houston, Texas
                               www.jenkens.com               (713) 951-3300
                                                         Los Angeles, California
                                                             (310) 820-8800
                                                           San Antonio, Texas
                                                             (210) 246-5000
                                                            Washington, D.C.
                                                             (202) 326-1500

                                  June 5, 2001

SoftQuad Software, Inc.
161 Eglinton Avenue East
Suite 400
Toronto, Ontario M4P 1J5 Canada

Dear Sir or Madam:

                  We have acted as counsel for SoftQuad Software, Ltd., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 16,252,780 shares of Common Stock, par value $ .001 per share (the "Shares"), of which 1,236,712 shares are outstanding, 5,763,605 are issuable upon the exchange of exchangeable shares (the "Exchangeable Shares"), 3,195,627 are issuable upon the conversion of preferred stock (the "Preferred Stock"), 2,951,420 are issuable upon the exercise of special warrants (the "Special Warrants") and 3,195,416 shares are issuable upon the exercise of warrants (the "Warrants"; collectively with the Exchangeable Shares, the Preferred Stock and the Special Warrants, the "Convertible Securities").

         In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the 1,236,712 outstanding Shares being registered pursuant to the Registration Statement are validly issued, fully paid and non-

                      Jenkens & Gilchrist Parker Chapin LLP

SoftQuad Software Ltd.
June 1, 2001
Page 2

assessable and the 15,016,068 Shares issuable upon exchange, conversion or exercise of the Convertible Securities will be, when issued pursuant to the terms and provisions of the respective Exchangeable Shares, Preferred Stock, Special Warrants and Warrants, validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                        Sincerely,

                                        /S/JENKENS & GILCHRIST PARKER CHAPIN LLP
                                           JENKENS & GILCHRIST PARKER CHAPIN LLP